UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

15122 Tealrise Way, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry of a Material Definitive Agreement.

On October 15, 2015, the Company entered into a Purchase Agreement with its wholly owned subsidiary Mega Mines, Inc.  (“Mega Mines”) pursuant to which the Company sold to Mega Mines its 85% interest in AIVN de Mexico S.A. de C.V. (“AIVN”), which owns the mining concessions known as “La Sorpresa”.  Closing under the Purchase Agreement is subject to payment, on or before December 15, 2015, by Mega Mines to the Company of $500,000 and delivery to the Company of 10,000,000 shares of Mega Mines common stock.

In connection with the Purchase Agreement, the four existing notes evidencing $950,000 of indebtedness of AIVN to the Company were replaced on October 15, 2015 by a Promissory Note Based on Income (the “New Note”) dated October 8, 2015 by AIVN and Mega Mines, as co-borrowers, in favor of the Company.  The New Note is to be repaid by 20% of AIVN’s net income from sale of all precious metals after mining production begins.  The New Note is secured by all equipment and all mining concessions as of October 15, 2015.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits:

10.8 – Purchase Agreement and Promissory Note between the Company and Mega Mines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL VENTURES, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman
Date: October 23, 2015

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